                                                                   EXHIBIT 99.16


                           NATIONAL MERCANTILE BANCORP

                          STOCK SUBSCRIPTION AGREEMENT


         This Stock Subscription Agreement (this "SUBSCRIPTION AGREEMENT") is submitted by the undersigned ("PURCHASER") to National Mercantile Bancorp, a California corporation ("NMB"), in connection with NMB's private offering (the "OFFERING") of 1,307,190 shares of Common Stock for a purchase price of $7.65 per share.

1.       SUBSCRIPTION

         Purchaser hereby subscribes (the "SUBSCRIPTION") to purchase the number of shares set forth on the signature page of this Subscription. Purchaser agrees to remit the purchase price for the shares within three business days of request for payment from NMB by check payable to National Mercantile Bancorp or by wire transfer. Purchaser understands that this Subscription is subject to acceptance by NMB, and NMB may accept this Subscription in whole or in part. For purposes of this Subscription Agreement, the "SHARES" shall mean the shares of NMB Common Stock issued and sold by NMB to Purchaser pursuant to this Subscription Agreement. This Subscription is irrevocable unless NMB does not accept this Subscription before December 31, 2002, in which event Purchaser may revoke this Subscription by written notice to NMB at any time prior to its acceptance by NMB.

2.       REPRESENTATIONS AND WARRANTIES OF NMB

         By accepting this Subscription, NMB shall represent and warrant to the Purchasers that, as of the date of acceptance:

         2.1. CORPORATE POWER. NMB has been duly incorporated and is validly existing and in good standing in the State of California, and has all requisite legal and corporate power and authority to conduct its business as currently being conducted and to enter into, carry out and perform its obligations under the terms of this Subscription Agreement. NMB is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, except where such failure would not have a material adverse effect on (a) the assets, liabilities, financial condition, prospects or results of operation of NMB or (b) the ability of NMB to perform its obligations under this Subscription Agreement ("MATERIAL ADVERSE EFFECT").

         2.2. AUTHORIZATION. This Subscription Agreement has been duly authorized on behalf of NMB by all necessary corporate action, has been duly executed and delivered by NMB, and constitutes a valid, legal and binding obligation of NMB, enforceable against NMB in accordance with its terms. All corporate action on the part of NMB, its directors and its shareholders necessary for the authorization, sale, issuance and delivery of the Shares has been taken. Upon issuance pursuant to this Subscription Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances, other than any liens or encumbrances created by or imposed by Purchaser; provided, however, that the Shares will be subject to restrictions on transfer under state or federal securities laws, restrictions set forth in this Agreement and restrictions under Article XIII of the Articles of Incorporation of NMB.



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

         2.3. SEC FILINGS. NMB's Annual Report on Form 10-KSB for the year ended December 31, 2001, Proxy Statement for its 2002 Annual Meeting of Shareholders, and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (collectively, the "SEC FILINGS") complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Filings, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since NMB's most recent SEC Filing, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of NMB. The financial statements included in the SEC Filings were prepared in all material respects in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of NMB as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments).

         2.4. CAPITALIZATION. As of the date hereof, the authorized capital stock of NMB consists of (a) 10,000,000 shares of Common Stock, of which, as of October 31, 2002 (i) 1,648,157 shares were issued and outstanding, (ii) 610,034 shares were reserved for issuance under NMB's stock plans, (iii) 67,037 shares were reserved for issuance upon exercise of outstanding warrants; (iv) 1,491,570 shares were reserved for issuance upon conversion of NMB's Series A Noncumulative Perpetual Convertible Preferred Stock (the "SERIES A PREFERRED") which was outstanding on October 31, 2002; (v) 178,200 shares were reserved for issuance upon conversion of Series A Preferred which may be issued upon exercise of outstanding warrants: (vi) 152,664 shares were reserved for issuance upon conversion of NMB's Series B Convertible Perpetual Preferred Stock (the "SERIES B PREFERRED"); and (vii) 746,000 shares were reserved for issuance in exchange for Series A Preferred Stock of South Bay Bank, N.A. ("SOUTH BAY BANK PREFERRED") and (b) 1,000,000 shares of Preferred Stock (i) 990,000 of which have been designated Series A Preferred, of which, as of October 31, 2002, (A) 745,785 shares were issued and outstanding, and (B) 89,100 shares were reserved for issuance upon exercise of warrants; and (ii) 1,000 of which have been designated as Series B Preferred, all of which are issued and outstanding. There are no outstanding options, warrants, rights to subscribe to purchase from the Company, or securities or rights convertible into, exercisable for or exchangeable for any capital stock of the Company, or any arrangement by which the Company is or may become bound to issue additional shares of capital stock except (i) with respect to the shares of Common Stock and Preferred Stock described in the preceding sentence; (ii) additional shares of Common Stock which may be issuable upon conversion of the Series B Preferred as the liquidation amount of the Series B Preferred increases; (iii) additional shares of Common Stock which may be issuable in exchange for the South Bay Bank Preferred as a result of changes in the fully diluted book value of the Company; and (iv) shares of Common Stock which may be issuable in certain circumstances if dividends are not paid on the South Bay Bank Preferred.

         2.5. LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-



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regulatory organization or body pending or, to the knowledge of NMB, threatened against or affecting NMB, its subsidiaries, or any of its officers or directors acting as such, that could, individually or in the aggregate, have a Material Adverse Effect.

         2.6. NO CONFLICT. The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Shares will not result in any violation of, or conflict with, or constitute a default under, the Articles of Incorporation or Bylaws of NMB, and will not result in any violation of, or conflict with, or constitute a default under, any agreements to which NMB or its subsidiaries are a party or by which they are bound, or any statute, rule or regulation, or any decree of any court or governmental agency or body having jurisdiction over NMB, its subsidiaries or any of their properties, except for such violations, conflicts, or defaults which would not individually or in the aggregate, have a Material Adverse Effect.

         2.7. NO BREACH OR DEFAULT. NMB is not in violation of its Articles of Incorporation or By-laws and is not in default (and no event has occurred, which with notice or lapse of time or both could put NMB in default) under any agreement or indenture to which NMB is a party or by which any property or assets of NMB is bound or affected, except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

         2.8. GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any court or governmental authority or the National Association of Securities Dealers, Inc. ("NASD") on the part of NMB is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, except for notice filings under state securities laws and under Regulation D under the Securities Act, and listing of the Shares on the Nasdaq SmallCap Market.

         2.9. NO BROKERS. NMB has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Wedbush Morgan Securities, whose commissions and fees will be paid for by NMB.

         2.10. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares. The issuance of the Shares to Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER

         The Purchaser hereby represents and warrants to, and agrees with, NMB as follows:

         3.1. Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as follows (check as applicable):

         [X] a natural person who either (a) has (along with his/her spouse) a net worth which exceeds $1,000,000 at the time of the purchase or (b) has had an individual income in excess of



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

$200,000 (or a joint income with his/her spouse which exceeds $300,000) for each of the two most recent years and has a reasonable expectation of reaching the same income level (or joint income level) in the current year;

         [ ] any bank or savings and loan association acting in its individual or fiduciary capacity any registered broker-dealer, insurance company, registered investment company, business development company, small business investment company or employee benefit plan (a) if the investment decision is made by a fiduciary which is a bank, savings and loan association, insurance company or registered investment advisor or (b) if the plan has total assets in excess of $5,000,000 or (c) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors;

         [ ] any private business development company;

         [ ] any organization under section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         [ ] any trust with assets in excess of $5,000,000 not formed for the specific purpose of buying the securities offered, whose purchase is directed by a "sophisticated person"; a revocable grantor trust will be accredited where each of the grantors is an accredited investor; similarly, an Individual Retirement Account ("IRA") will be accredited where the individual for whose benefit the IRA was established is an accredited investor;

         [ ] any director or executive officer of NMB; or

         [ ] any entity in which all equity owners are accredited investors.

         3.2. Purchaser is purchasing the Shares for Purchaser's own account for investment and not with a view to, or for resale in connection with, a distribution of the Shares within the meaning of the Securities Act. In that regard, Purchaser understands that (a) the Shares have not been registered under the Securities Act or under any state securities laws and are therefore "restricted securities"; (b) the Shares may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available.

         3.3. Purchaser understands that an investment in the Shares involves risk, and Purchaser has the financial ability to bear the economic risk of this investment in the Shares, including a complete loss of such investment; Purchaser has reviewed the risk factors set forth in NMB's SEC Filings under the heading "Factors Which May Affect Future Operating Results" in Management's Discussion and Analysis of Financial Condition and Results of Operations of such SEC Filings.

         3.4. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares and in protecting Purchaser's own interests in connection with this transaction; Purchaser has reviewed the SEC Filings to the extent deemed necessary by Purchaser, and Purchaser has had the opportunity to investigate the business and affairs of NMB and to ask questions of NMB's officers either directly or through Purchaser's authorized representatives.

         3.5. Purchaser understands and agrees that each certificate evidencing the Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                  Purchaser agrees that NMB may place stop orders on each certificate evidencing any of the Shares with its transfer agent, if any, to the same effect as the legend set forth in this Section 3.5. The legend and stop transfer notice referred to above shall be removed only upon Purchaser furnishing to NMB an opinion of counsel (reasonably satisfactory to NMB) to the effect that such legend may be removed or at such time as the Shares may be sold pursuant to Rule 144(k).

         3.6. Purchaser acknowledges that transfers of the Shares are restricted by Article XIII of the Articles of Incorporation of NMB and that certificates evidencing the Shares will bear the legend required by such Article XIII.

         3.7. Purchaser hereby agrees to indemnify and defend (with counsel acceptable to NMB) NMB and its directors, officers and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising out of: (a) any material breach of or inaccuracy in Purchaser's representations, warranties or agreements herein but not with respect to third party claims arising out of the representations contained in Section 3.3 and 3.4; and (b) any disposition of any of the Shares contrary to any of Purchaser's representations, warranties or agreements in this Subscription Agreement.

         3.8. This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and is a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.9. Purchaser is a resident of the jurisdiction set forth on the signature page of this Subscription Agreement.

         3.10. Purchaser acknowledges that Wedbush Morgan Securities is acting as placement agent (the "PLACEMENT AGENT") for certain of the shares of Common Stock offered in the Offering (but not the Shares) and will be compensated by NMB for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the Offering, that the information and data provided to Purchaser in connection with the Offering have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Subscription Agreement and purchase the Shares, it has relied on its own examination of NMB and the terms of, and consequences, of holding the Shares. Purchaser further acknowledges that the provisions of this Section 3.10 are for the benefit of, and may be enforced by, the Placement Agent with respect to Purchaser's Subscription but not with respect to any other subscriber in the Offering.

4.       MISCELLANEOUS

         4.1. GOVERNING LAW. This Subscription Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

         4.2. ENTIRE AGREEMENT. This Subscription Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         4.3. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed: if to a Purchaser, to the address or fax number listed after such Purchaser's name on the signature pages or at such other address as such Purchaser shall have furnished to NMB in accordance with this provision, and if to NMB, to:

         National Mercantile Bancorp
         1840 Century Park East
         Los Angeles, California 90067
         Attn:   Scott Montgomery, President
         Fax:    (310) 201-0629

         or at such other address as NMB shall have furnished to the Purchaser.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         4.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         4.5. CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.



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

         4.6. ASSIGNMENT. No party to this Agreement may assign its rights or obligations under this Agreement without the consent of the other party. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         4.7. CURRENT REPORTS. If the Company accepts this Subscription in whole or in part, for the period commencing on the date of issuance and sale of the Shares to Purchaser and terminating on the earliest to occur of two years thereafter, a Terminating Event or the date neither the Purchaser nor any of its affiliates owns any of the Shares, the Company agrees: (a) to have available "adequate current public information" within the meaning of Rule 144(c); and (b) not to terminate its status as an issuer required to file reports under the Exchange Act. A "TERMINATING EVENT" shall mean a merger, consolidation, reorganization or other transaction approved by the shareholders of the Company or any tender offer to acquire outstanding capital stock including all of the Shares.






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
                            INDIVIDUAL SIGNATURE PAGE


         IN WITNESS WHEREOF, I have executed this Stock Subscription Agreement on December 18, 2002.




     James O. Pohlad
----------------------------------------         -------------------------------
          Name (Please print)                         Social Security Number

     /s/ James O. Pohlad
----------------------------------------
              Signature


----------------------------------------
   Name of Joint Tenant or Tenant or
       Tenant-in-Common (if any)


----------------------------------------
     Signature of Joint Tenant or
       Tenant-in-Common (if any)

Address:
  60 South 6th St., Suite 3800
----------------------------------------
  Minneapolis, MN  55402
----------------------------------------




  NO. OF SHARES SUBSCRIBED            OFFERING PRICE        TOTAL PURCHASE PRICE

          217,865              x           $7.65        =    $ 1,666,667.25
      ----------------                                       --------------




[ ] ACCEPTED on _______________, 2002               NATIONAL MERCANTILE BANCORP

     ___ All shares or
                                                    By:
     ____________ shares                                ------------------------
                                                    Its:
[ ] REJECTED on _______________, 2002                    -----------------------

                              ENTITY SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned has/have executed this Stock Subscription Agreement on ________________, 2002.



                                              Type of Entity
------------------------------------
Name of Entity (Please print)                       Corporation
                                              -----
                                                    General Partnership
                                              -----
                                                    Limited Liability Company
By:                                           -----
   ---------------------------------                Other (Please Describe)
   Name of Signer (Please print)              -----

   ---------------------------------          ------------------------------------------
   Title of Signer                              State of Incorporation or Organization

                                              ------------------------------------------
                                                    Taxpayer Identification Number
By:
   ---------------------------------          If subscriber is a corporation, please have
   Name of Signer (Please print)              the President and Secretary execute the
                                              Agreement where indicated and include a copy
   ---------------------------------          of the certified corporate resolution and
   Title of Signer                            other documents authorizing investment.

Address:                                      If subscriber is a partnership, please have
                                              all general partners execute the Agreement
------------------------------------          where indicated.

------------------------------------          If subscriber is a limited liability
                                              company, please have the manager or, if
                                              none, all of the members execute the
                                              Agreement where indicated.




        NO. OF SHARES SUBSCRIBED     OFFERING PRICE       TOTAL PURCHASE PRICE

                                 x        $7.65       =   $
           ---------------                                 ---------------


[ ] ACCEPTED on _______________, 2002                NATIONAL MERCANTILE BANCORP

     ___ All shares or
                                                     By:
     ____________ shares                                 -----------------------
                                                     Its:
[ ] REJECTED on _______________, 2002                     ----------------------

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                               SUBSTITUTE FORM W-9
                    PAYER'S NAME: NATIONAL MERCANTILE BANCORP
     (SEE THE INSTRUCTIONS THAT ACCOMPANY THE STOCK SUBSCRIPTION AGREEMENT)

--------------------------------------------------------------------------------
         To prevent backup withholding of 30% on any cash payments made to you with respect to shares of National Mercantile Bancorp Common Stock, you are required to notify the Company of your correct Taxpayer Identification Number ("TIN") by signing below and certifying that the TIN provided on this Substitute Form W-9 is correct (or that you are awaiting a TIN).

--------------------------------------------------------------------------------
PART I - Please provide your TIN in the         Social Security Number OR
box at the right and certify by signing         Employer Identification Number
and dating below.
                                                ------------------------------

--------------------------------------------------------------------------------
PART II - Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

----------------------------------                   ---------------------------
             Signature                                           Date

TO BE SIGNED BY THE PERSON OR ENTITY WHOSE NAME AND ADDRESS APPEAR ABOVE ON THE SUBSCRIPTION WARRANT.

--------------------------------------------------------------------------------

         YOU MUST COMPLETE THE FOLLOWING IF YOU ARE WAITING FOR A TAXPAYER IDENTIFICATION NUMBER TO BE ISSUED TO YOU.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

----------------------------------                   ---------------------------
             Signature                                           Date